Exhibit 99.1

Pro Forma Combined Consolidated Balance Sheets as of March 31, 2013

Unaudited (In thousands, except share and per share data)

	Penns Woods	Luzerne	Combined	Pro Forma Adjustments		Pro Forma Combined
Assets:
Cash	$13,068	$24,568	$37,636	$(2,876	)(8)	$34,760
Securities	288,577	22,626	311,203	33	(6)	311,236

Loans	512,422	248,354	760,776	(3,776	)(2)(3)	757,000
Allowance for Loan Losses	(8,830)	(3,152)	(11,982)	3,152	(4)	(8,830)
Loans, net	503,592	245,202	748,794	(624)		748,170

Fixed assets	9,128	6,843	15,971	1,260	(7)	17,231
Accrued interest receivable	4,070	—	4,070	—		4,070
Bank-owned life insurance	16,517	—	16,517	—		16,517
Goodwill	3,032	—	3,032	12,848	(1)	15,880
Other intangibles	—	—	—	2,015	(10)(11)	2,015
Other assets	15,013	10,399	25,412	(603)		24,809
Total assets	$852,997	$309,638	$1,162,635	$12,053		$1,174,688

Liabilities and Shareholders’ Equity:
Deposits - Interest bearing	$538,833	$191,392	$730,225	$912	(5)	$731,137
Deposits - Noninterest bearing	120,471	81,105	201,576	—		201,576
Short-term borrowing	16,632	3,515	20,147	—		20,147
Long-term borrowing	71,278	1,891	73,169	—		73,169
Accrued interest payable	357	—	357	—		357
Other liabilities	12,413	2,768	15,181	—		15,181
Total liabilities	759,984	280,671	1,040,655	912		1,041,567

Preferred stock	—	—	—	—		—
Common stock	33,496	1,697	35,193	6,458	(9)	41,651
Additional paid-in capital	18,170	232	18,402	31,721	(9)	50,123
Retained earnings	43,948	26,848	70,796	(26,848	)(9)	43,948
Accumulated other comprehensive income	3,709	276	3,985	(276	)(9)	3,709
Treasury Stock	(6,310)	(86)	(6,396)	86	(9)	(6,310)
Total equity	93,013	28,967	121,980	11,141		133,121
Total liabilities and shareholders’ equity	$852,997	$309,638	$1,162,635	$12,053		$1,174,688

Per Share Data:
Common shares outstanding	3,838,926	676,694	4,515,620	978,977		4,817,903
Book value per common share	$24.23	$42.81				$27.63
Tangible book value per common share:
Total equity	$93,013	$28,967				$133,121
Less: preferred stock	—	—				—
Less: goodwill and intangibles	3,032	—				17,895
Total tangible equity	$89,981	$28,967				$115,226
Tangible book value per common share	$23.44	$42.81				$23.92

Pro Forma Consolidated Statements of Income

For the Twelve Months Ended December 31, 2012

(In Thousands, Except Share Data)	PWOD	LUZR	Combined	Pro Forma Adjustments		Pro Forma Combined
Interest and dividend income:
Loans, including fees	$25,372	$12,029	$37,401	$(794	)(2)	$36,607
Investment securities	11,369	470	11,839	—		11,839
Other dividend and interest income	366	38	404	—		404
Total interest and dividend income	37,107	12,537	49,644	(794)		48,850

Interest expense:
Deposits	3,645	1,335	4,980	(467	)(5)	4,513
Borrowings	2,566	200	2,766	—		2,766
Total interest expense	6,211	1,535	7,746	(467)		7,279

Net interest income	30,896	11,002	41,898	(327)		41,571
Provision for loan losses	2,525	716	3,241	—		3,241

Net interest income after provision for loan losses	28,371	10,286	38,657	(327)		38,330

Non-interest income:
Service charges	1,894	1,141	3,035	—		3,035
Securities gains, net	1,285	1	1,286	—		1,286
Earnings on bank-owned life insurance	670	243	913	—		913
Gain on sale of loans	1,386	—	1,386	—		1,386
Insurance commissions	1,357	—	1,357	—		1,357
Brokerage commissions	912	—	912	—		912
Other	2,596	532	3,128	—		3,128
Total non-interest income	10,100	1,917	12,017	—		12,017

Non-interest expense:
Salaries and employee benefits	11,762	4,978	16,740	—		16,740
Occupancy, net	1,270	1,209	2,479	42	(7)	2,521
Furniture and equipment	1,452	—	1,452	—		1,452
PA shares tax	674	196	870	—		870
Amortization of investment in limited partnerships	661	—	661	—		661
FDIC deposit insurance	468	180	648	—		648
Amortization of intangible assets	—	—	—	366	(10)(11)	366
Other	5,736	2,274	8,010	—		8,010
Total non-interest expense	22,023	8,837	30,860	408		31,268

Income before taxes	16,448	3,366	19,814	(735)		19,079
Income tax expense	2,598	1,066	3,664	(250	)(12)	3,414

Net Income	$13,850	$2,300	$16,150	$(485)		$15,665

Weighted average shares outstanding:
Basic	3,838,516	676,694		978,977		4,817,493
Diluted	3,838,516	676,694		978,977		4,817,493

Earnings per share:
Basic	$3.61	$3.40		$(0.50)		$3.25
Diluted	$3.61	$3.40		$(0.50)		$3.25

Pro Forma Consolidated Statements of Income

For the Three Months Ended March 31, 2013

(In Thousands, Except Share Data)	PWOD	LUZR	Combined	Pro Forma Adjustments		Pro Forma Combined
Interest and dividend income:
Loans, including fees	$6,768	$2,890	$9,658	$(200	)(2)	$9,458
Investment securities	2,710	104	2,814	—		2,814
Other dividend and interest income	62	—	62	—		62
Total interest and dividend income	9,540	2,994	12,534	(200)		12,334

Interest expense:
Deposits	791	266	1,057	(138	)(5)	919
Borrowings	544	21	565	—		565
Total interest expense	1,335	287	1,622	(138)		1,484

Net interest income	8,205	2,707	10,912	(62)		10,850
Provision for loan losses	500	191	691	—		691

Net interest income after provision for loan losses	7,705	2,516	10,221	(62)		10,159

Non-interest income:
Service charges	442	158	600	—		600
Securities gains, net	986	—	986	—		986
Earnings on bank-owned life insurance	138	60	198	—		198
Gain on sale of loans	351	—	351	—		351
Insurance commissions	264	—	264	—		264
Brokerage commissions	248	—	248	—		248
Other	304	251	555	—		555
Total non-interest income	2,733	469	3,202	—		3,202

Non-interest expense:
Salaries and employee benefits	3,068	1,356	4,424	—		4,424
Occupancy, net	351	322	673	11	(7)	684
Furniture and equipment	408	—	408	—		408
PA shares tax	184	73	257	—		257
Amortization of investment in limited partnerships	165	—	165	—		165
FDIC deposit insurance	129	46	175	—		175
Amortization of intangible assets	—	—	—	92	(10)(11)	92
Other	1,546	589	2,135	—		2,135
Total non-interest expense	5,851	2,386	8,237	103		8,340

Income before taxes	4,587	599	5,186	(165)		5,021
Income tax expense	903	182	1,085	(56	)(12)	1,029
Net Income	$3,684	$417	$4,101	$(109)		$3,992

Weighted average shares outstanding:
Basic	3,838,671	676,694		978,977		4,817,903
Diluted	3,838,671	676,694		978,977		4,817,903

Earnings per share:
Basic	$0.96	$0.62		$(0.11)		$0.83
Diluted	$0.96	$0.62		$(0.11)		$0.83

(1)                                 Summary of Purchase Price Calculation and Goodwill Resulting From Merger

(in Thousands, Except Share Data)
Purchase Price Consideration in Common Stock
Luzerne shares outstanding	676,694
Exchange ratio	1.5534
Penns Woods shares to be issued	978,977
Penns Woods closing price on March 31, 2013	$40.97
Purchase price assigned to Luzerne shares exchanged for Penns Woods stock		$40,108

Per share value assigned to Luzerne shares to be converted to cash consideration	$61.86
Purchase price assigned to Luzerne shares exchanged for cash		2,876
Total purchase price		42,984

Net Assets Acquired:
Luzerne common shareholders’ equity at March 31, 2013	$28,967
Core deposit intangible	1,882
Trade name intangivle	133

Adjustments to reflect assets acquired at fair value:
Loans	(3,776)
Allowance for loan losses	3,152
Investments	33
Premises	1,260
Deferred tax assets	(603)

Adjustment to reflect liabilities acquired at fair value:
Interest bearing deposits	(912)

		30,136
Goodwill resulting from merger		$12,848

(2)                                 A fair value premium of $2,680 to reflect fair values of loans based on current interest rates of similar loans.  The adjustment will be recognized over approximately 12 years using an amortization method based upon the expected life of the loans and is expected to decrease pro forma pre-tax interest income by $794 in the first year following consummation.

(3)                                 A fair value discount of $3,304 to reflect the credit risk of the loan portfolio.    No pro forma earnings impact was assumed from the loan credit adjustment.  The estimated fair value of the covered loans approximates their carrying value.

(4)                                 Reversal of the Luzerne allowance for loan losses of $3,152 in accordance with acquisition method of accounting for the acquisition.

(5)                                 A fair value premium of $912 to reflect the fair values of certain interest-bearing deposit liabilities based on current interest rates for similar instruments.  The adjustment will be recognized using an amortization method based upon the estimated maturities of the deposit liabilities.  This adjustment is expected to decrease pro forma pre-tax interest expense by $467 in the first year following consummation.

(6)                                 Adjustment for fair value of investments of $33 for those classified as held to maturity.

(7)                                 Adjustment of $1,260 to reflect the fair value of premises.  The adjustment will be amortized over an approximate period of 30 years and is expected to increase pro forma pre-tax noninterest expense by $42.

(8)                                 Cash on hand of $2,876 is utilized for the cash portion of the merger consideration.

(9)                                 Adjustment to reflect the issuance of common shares of Penns Woods common stock with a $8.33 par value in connection with the acquisition and the adjustments to shareholders’ equity for the elimination of Luzerne historical equity accounts.

Adjustment to common stock, par value $8.33	$8,155
Less: historical value of Luzern common stock	1,697
Adjustment to common stock in the pro-forma unaudited combined consolidated balance sheet	$6,458

Adjustment to additional paid-in capital	$31,953
Less: historical value of Luzern common stock	232
Adjustment to additional paid-in capital in the pro-forma unaudited combined consolidated balance sheet	$31,721

(10)                          Adjustment for core deposit intangible of $1,882 to reflect the fair value of this asset and the related amortization using an expected life of 10 years.  The amortization of the core deposit intangible is expected to increase pro forma pre-tax noninterest expense by $342 in the first year following consummation.

(11)                          Adjustment for trade name intangible of $133 to reflect the fair value of this asset and the related amortization over a 10 year period using an amortization method based upon the expected life of the asset.  The amortization of the trade name intangible is expected to increase pro forma pre-tax noninterest expense by $24 in the first year following consummation.

(12)                          Adjustment assumes a tax rate of 34% related to fair value adjustments on pre-tax amounts in the unaudited pro forma combined consolidated statement of income.